               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    REX STORES CORPORATION
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                     [Logo]

                             REX STORES CORPORATION
                               2875 NEEDMORE ROAD
                               DAYTON, OHIO 45414
                              -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 3, 2002

    The Annual Meeting of Shareholders of REX Stores Corporation will be held at The Banker's Club, Fifth Third Center at Fountain Square, 511 Walnut Street, Suite 300, Cincinnati, Ohio on Monday, June 3, 2002, at 2:00 p.m., for the following purposes:

        1. Election of six members to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.

        2. Transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Only shareholders of record at the close of business on April 22, 2002 will be entitled to notice of and to vote at the Annual Meeting.

    All shareholders are cordially invited to attend the Annual Meeting in person.

                                          By Order of the Board of Directors

                                          EDWARD M. KRESS

                                          EDWARD M. KRESS
                                          Secretary

Dayton, Ohio
May 1, 2002

       WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                             REX STORES CORPORATION
                               2875 NEEDMORE ROAD
                               DAYTON, OHIO 45414
                           --------------------------
                                PROXY STATEMENT
                           --------------------------

                                  MAILING DATE
                                  MAY 1, 2002

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of REX Stores Corporation, a Delaware corporation (the 'Company'), for use for the purposes set forth herein at its Annual Meeting of Shareholders to be held on June 3, 2002 and any adjournments thereof. All properly executed proxies will be voted as directed by the shareholder on the proxy card. If no direction is given, proxies will be voted in accordance with the Board of Directors' recommendations and, in the discretion of the proxy holders, in the transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof. Any proxy may be revoked by a shareholder by delivering written notice of revocation to the Company or in person at the Annual Meeting at any time prior to the voting thereof.

    The Company has one class of stock outstanding, namely Common Stock, $.01 par value, of which there were 12,457,588 shares outstanding as of April 22, 2002. Only holders of Common Stock whose names appeared of record on the books of the Company at the close of business on April 22, 2002 are entitled to notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote per share.

    A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Directors are elected by a plurality of the votes cast by the holders of Common Stock at a meeting at which a quorum is present. Abstentions and broker non-votes will not be counted toward a nominee's achievement of a plurality and thus will have no effect. A broker non-vote occurs when a broker submits a proxy that indicates the broker does not have discretionary authority to vote the shares on a particular matter.

FISCAL YEAR

    All references in this Proxy Statement to a particular fiscal year are to the Company's fiscal year ended January 31. For example, 'fiscal 2001' means the period February 1, 2001 to January 31, 2002.

                             ELECTION OF DIRECTORS

    Six directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless otherwise directed, it is the intention of the persons named in the accompanying proxy to vote each proxy for the election of the nominees listed below. All nominees are presently directors of the Company.

    If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxy holders will vote for the election of such substitute nominee as the Board of Directors may recommend. The Company and the Board of Directors have no reason to believe that any substitute nominee will be required.

    Set forth below is certain information with respect to the nominees for director.

    STUART ROSE, 47, has been the Chairman of the Board and Chief Executive Officer of the Company since its incorporation in 1984 as a holding company to succeed to the ownership of Rex Radio and Television, Inc., Kelly & Cohen Appliances, Inc. and Stereo Town, Inc. Prior to 1984, Mr. Rose was Chairman of the Board and Chief Executive Officer of Rex Radio and Television, Inc., which he founded in 1980 to acquire the stock of a corporation which operated four retail stores.

    LAWRENCE TOMCHIN, 74, has been the President and Chief Operating Officer of the Company since 1990. From 1984 to 1990, he was the Executive Vice President and Chief Operating Officer of the Company. Mr. Tomchin has been a director since 1984. Mr. Tomchin was Vice President and General Manager of the corporation which was acquired by Rex Radio and Television, Inc. in 1980 and served as Executive Vice President of Rex Radio and Television, Inc. after the acquisition.

    ROBERT DAVIDOFF, 75, has been a director since 1984. Mr. Davidoff has been employed by Carl Marks & Co., Inc., an investment banking firm, since 1950 and currently is Vice President in charge of corporate finance. Mr. Davidoff is also a director of Hubco Exploration, Inc., Marisa Christina, Inc. and Aquis Communications Group, Inc.

    EDWARD KRESS, 52, has been the Secretary of the Company since 1984 and a director since 1985. Mr. Kress has been a partner of the law firm of Chernesky, Heyman & Kress P.L.L., counsel for the Company, since 1988. From 1985 to 1988, Mr. Kress was a member of the law firm of Smith & Schnacke. Mr. Kress has practiced law in Dayton, Ohio since 1974.

    LEE FISHER, 50, has been a director since 1996. Mr. Fisher is the President and Chief Executive Officer of the Center for Families and Children, a private nonprofit human services organization. Mr. Fisher was a partner of the law firm of Hahn Loeser & Parks LLP from 1995 to 1999. Mr. Fisher served as Ohio Attorney General from 1991 to 1995, State Senator, Ohio General Assembly, from 1983 to 1991, and State Representative, Ohio General Assembly, from 1981 to 1983. Mr. Fisher practiced law with Hahn Loeser & Parks from 1978 to 1991. Mr. Fisher is also a nominee for director of OfficeMax, Inc.

    ALEXANDER SCHWARTZ, JR., 69, has been a director since 2001. Mr. Schwartz retired from Prudential Securities Incorporated in 1996 after 33 years of service. While at Prudential Securities he held various positions, including co-head of the Investment Banking Division, Manager of the firm's International Division and Managing Director of the Health Care Group. Mr. Schwartz has served on the Boards of Directors of several public and privately held companies and is currently a director of Cryolife, Inc.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors held one meeting and took action by unanimous written consent four times during the fiscal year ended January 31, 2002. Each incumbent director attended all meetings of the Board of Directors and Board Committees on which he served, except for a September 11 Audit Committee meeting.

    The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee. The Board has no nominating committee.

    The Executive Committee (of which Messrs. Rose and Tomchin are members) is empowered to exercise all the powers and authority of the Board of Directors between meetings of the Board, other than the power to fill vacancies on the Board or on any Board committee and the power to declare dividends. The Executive Committee met informally throughout the year and took formal action by unanimous written consent seven times during fiscal 2001.

    The Audit Committee (of which Messrs. Davidoff, Fisher and Schwartz are members) meets with Company personnel and with representatives of the Company's independent public accountants to review the financial statements, internal controls, financial reporting and the audit process. The committee also annually recommends to the Board of Directors the appointment of independent public accountants. See 'Audit Committee Report.' The Audit Committee met four times during fiscal 2001.

    The Compensation Committee (of which Messrs. Davidoff, Fisher and Schwartz are members) establishes the Company's executive compensation policies and administers the Company's stock option plans. See 'Compensation Committee Report on Executive Compensation.' The Compensation Committee met three times and took action by unanimous written consent four times during fiscal 2001.

DIRECTOR COMPENSATION

    Directors who are not officers or employees of the Company may receive a fee of up to $1,000 plus reasonable expenses for each meeting of the Board attended.

    Nonemployee directors are eligible to receive grants of stock options under the Company's 1995 and 1999 Omnibus Stock Incentive Plans. Under the Plans, on the date of each annual meeting of the Company's shareholders, each nonemployee director is awarded a nonqualified stock option to purchase a number of shares of Common Stock such that the exercise price of the option multiplied by the number of shares subject to the option is as near as possible to $100,000, but in no event more than 10,000 shares. The exercise price of each nonqualified option is the fair market value of the Common Stock on the date of grant. The options are exercisable in five equal annual installments commencing on the first anniversary of the date of grant and expire ten years from the date of grant. For fiscal 2001, each nonemployee director was granted an option to purchase 9,640 shares at an exercise price of $10.371 per share (split adjusted).

AUDIT COMMITTEE REPORT

    The Audit Committee is comprised of nonemployee directors who meet the independence and financial experience requirements of the New York Stock Exchange. The Audit Committee operates under a written charter, a copy of which was attached to the Proxy Statement for the 2001 Annual Meeting as Appendix A.

    Management has the primary responsibility for the financial statements and the reporting process, including the Company's systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company's financial reporting and controls.

    The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the auditors' written disclosures required by the Independence Standards Board.

    The Committee also discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2002 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          ROBERT DAVIDOFF
                                          LEE FISHER
                                          ALEXANDER SCHWARTZ, JR.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation awarded to, earned by or paid to the Chief Executive Officer, and to each of the other executive officers of the Company whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years.

    All information concerning stock options in the following tables reflects 3-for-2 stock splits in August 2001 and February 2002.

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                      ------------
                                                                         AWARDS
                                                                      ------------
                                              ANNUAL COMPENSATION      SECURITIES
              NAME AND                       ----------------------    UNDERLYING         ALL OTHER
         PRINCIPAL POSITION           YEAR   SALARY ($)   BONUS ($)   OPTIONS (#)    COMPENSATION ($)(1)
         ------------------           ----   ----------   ---------   -----------    -------------------
Stuart Rose ........................  2001    154,500      792,000     1,125,000              --
  Chairman of the Board and Chief     2000    154,500      653,000        22,500              --
  Executive Officer                   1999    154,500      650,000        22,500              --

Lawrence Tomchin ...................  2001    154,500      370,000       337,500              --
  President and Chief Operating       2000    154,500      305,000        22,500              --
  Officer                             1999    154,500      304,000        22,500              --

Douglas Bruggeman ..................  2001    129,737       41,300        56,250             200
  Vice President -- Finance and       2000    123,825       35,550        22,500             200
  Treasurer                           1999    113,400      119,050        22,500             200

---------

(1) Amounts in this column represent employer matching contributions on behalf of the named executive under the Company's Profit Sharing Plan.

EMPLOYMENT AGREEMENTS

    Stuart Rose and Lawrence Tomchin have entered into Employment Agreements with Rex Radio and Television, Inc. The Agreements provide that Mr. Rose and Mr. Tomchin are each entitled to an annual salary of $154,500, a cash bonus at the discretion of the Board of Directors, participation in all employee benefit plans and reimbursement for business expenses. Each Agreement is for a term of three years commencing January 1, 2000 and is automatically renewed for additional one-year terms until Mr. Rose's or Mr. Tomchin's resignation, death, total disability or termination of employment for cause, unless earlier terminated by either party upon 180 days written notice. Effective April 17, 2001, Messrs. Rose and Tomchin each entered into new Employment Agreements on the same terms as their current Agreements for a three-year term commencing January 1, 2003 through December 31, 2005.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information concerning individual grants of stock options made to the named executive officers during the fiscal year ended January 31, 2002.

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                                                                         ANNUAL RATES OF STOCK
                                                                                           PRICE APPRECIATION
                                                  INDIVIDUAL GRANTS                         FOR OPTION TERM
                               -------------------------------------------------------   ----------------------
                                NUMBER OF         % OF TOTAL
                               SECURITIES          OPTIONS
                               UNDERLYING         GRANTED TO     EXERCISE
                                 OPTIONS         EMPLOYEES IN     PRICE     EXPIRATION
            NAME               GRANTED (#)       FISCAL YEAR      ($/SH)       DATE       5% ($)      10% ($)
            ----               -----------       -----------      ------       ----       ------      -------
Stuart Rose..................   1,125,000(1)         54.1          8.01      4/17/11     5,667,127   14,361,612
Lawrence Tomchin.............     337,500(1)         16.2          8.01      4/17/11     1,700,138    4,308,484
Douglas Bruggeman............      56,250(2)          2.7          8.01      4/17/11       283,356      718,081

---------

(1) Nonqualified executive stock options granted in connection with entering into a new three-year employment agreement commencing January 1, 2003. These options become exercisable in one-third increments on December 31, 2003, 2004 and 2005.

(2) Nonqualified options granted pursuant to the Company's 1999 Omnibus Stock Incentive Plan. These options become exercisable in five cumulative installments of 20% on each anniversary of the date of grant. The date of grant was April 17, 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information concerning each exercise of stock options during fiscal 2001 by each of the named executive officers and the fiscal year-end value of unexercised options.

                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                   SHARES                            OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                  ACQUIRED                             YEAR-END (#)             FISCAL YEAR-END ($)(1)
                                     ON             VALUE       ---------------------------   ---------------------------
             NAME               EXERCISE (#)    REALIZED ($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               ------------    ------------    -----------   -------------   -----------   -------------
Stuart Rose...................     688,412        5,512,700      1,845,788      1,562,963     26,246,751     19,609,714
Lawrence Tomchin..............     287,716        2,323,589        726,503        512,999     10,124,825      6,463,322
Douglas Bruggeman.............      30,750          281,335        113,715        119,250      1,692,591      1,482,750

---------

(1) Unexercised options were in-the-money if the fair market value of the underlying shares exceeded the exercise price of the option at January 31, 2002.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors was comprised during fiscal 2001 of Robert Davidoff, Lee Fisher and Alexander Schwartz, Jr., all outside directors of the Company. This Committee establishes policies relating to compensation of executive officers of the Company and administers the Company's 1995 and 1999 Omnibus Stock Incentive Plans.

EXECUTIVE COMPENSATION POLICIES

    The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate base salary with annual bonuses based upon corporate and individual performance, supplemented with long-term equity-based incentive awards.

    Base salary is intended to be set at a level below the base salaries paid to executives of similarly-sized companies within the industry and the peer group. Salaries for executive officers are reviewed by the Committee on an annual basis, subject to the terms of any existing employment agreements.

    Annual bonuses are intended to comprise a substantial portion of each senior executive officer's annual cash compensation and are based upon corporate financial performance. For fiscal 2001, to reflect tax savings realized from the Company's investments generating income tax credits, the Committee established the amount of the Company's after-tax earnings as a percentage of net sales (the 'After-Tax Earnings Percentage') as the performance measure for determining senior executives' bonuses. Annual bonuses for the executive officers other than senior executives are established by the Chief Executive Officer based on his assessment of the individual's performance.

    Long-term incentive awards are made in the form of annual grants of incentive stock options and nonqualified stock options pursuant to the Omnibus Plans. Stock appreciation rights, restricted stock and other stock-based awards may also be granted under the Plans. The Committee feels that stock options and other stock-based awards are an effective long-term incentive for executive officers to create value for shareholders, since their value bears a direct relationship to the Company's stock price. Stock options are granted at the fair market value of the underlying shares at the date of grant (unless otherwise required by applicable law), and generally vest in installments over multiple years. During fiscal 2001, nonqualified stock options were granted under the 1999 Omnibus Plan to 65 employees, including one executive officer, based primarily on the individual's contribution to the Company's growth and profitability. Nonqualified executive stock options were granted to two senior executives in connection with their entering into new employment agreements.

CEO COMPENSATION

    Stuart Rose, the Chairman and Chief Executive Officer of the Company, received a base salary of $154,500 in fiscal 2001 pursuant to the terms of his employment agreement.

    Mr. Rose earned a cash bonus of $792,000 for fiscal 2001, compared to his fiscal 2000 cash bonus of $653,000. This increase was based on the fiscal 2001 After-Tax Earnings Percentage of 4.80% (compared to the fiscal 2000 After-Tax Earnings Percentage of 3.96%). In determining Mr. Rose's cash bonus, the Committee utilized a measure of a $165,000 cash bonus for each After-Tax Earnings Percentage point.

    Mr. Rose was granted 1,125,000 nonqualified executive stock options at an exercise price of $8.01 per share (split adjusted), the fair market value of the shares on the date of grant, in connection with his entering into a new three-year employment agreement commencing January 1, 2003.

INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to a public company for compensation paid in excess of $1 million in any taxable year to the corporation's chief executive officer or any of its other named executive officers in the proxy statement. Based on current compensation levels and the present structure of the Company's compensation programs, the Company believes that the annual compensation paid to its executive officers will not exceed or otherwise be subject to the deduction limitation, other than with the possible exception of the nonqualified executive stock options granted in 1993, 1998 and 2001 and the nonqualified stock options granted under the 1999 Omnibus Plan. Depending upon the number of options exercised by an executive officer in a particular year and the value of the underlying shares at that time, exercise of the 1993, 1998 or 2001 nonqualified executive stock options or the nonqualified options granted under the

1999 Omnibus Plan could result in the individual's annual compensation exceeding the $1 million deduction limitation.

                                          COMPENSATION COMMITTEE
                                          ROBERT DAVIDOFF
                                          LEE FISHER
                                          ALEXANDER SCHWARTZ, JR.

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Stock Index and a peer index comprised of three selected publicly traded consumer electronics retailers (*) for the period commencing January 31, 1997 and ended January 31, 2002. The graph assumes an investment of $100 in the Company's Common Stock and each index on January 31, 1997 and reinvestment of all dividends.


                                    [GRAPH]

                             REX STORES CORPORATION
                      Comparison of Five Year Total Return
                (REX Stores Corporation, S&P 500 and Peer Group)

                               1/31/97   1/31/98   1/31/99   1/31/00   1/31/01   1/31/02
                               -------   -------   -------   -------   -------   -------
REX Stores Corporation......     100       125       155       189       245       544
S&P 500.....................     100       125       163       177       174       144
Peer Group..................     100       107       175       331       447       430

---------

* The peer group is comprised of The Good Guys, Inc., Tweeter Home Entertainment Group, Inc. and Ultimate Electronics, Inc. The peer group used in prior years included Sound Advice, Inc. In 2001 Sound Advice was merged into and became a wholly-owned subsidiary of Tweeter Home Entertainment Group, Inc., which has replaced Sound Advice in the peer group. Tweeter went public in June 1998. Peer group return reflects Tweeter return from that date forward.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth, as of April 22, 2002 (the record date for the Annual Meeting), certain information with respect to the beneficial ownership of the Company's Common Stock by each director and nominee for director of the Company, each executive officer of the Company, all directors and executive officers of the Company as a group and those persons or groups known by the Company to own more than 5% of the Company's Common Stock.

    For purposes of this table, a person is considered to 'beneficially own' any shares if such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has (or has the right to acquire within 60 days after April 22, 2002) sole or shared power (i) to vote or to direct the voting of such shares or (ii) to dispose or to direct the disposition of such shares. Unless otherwise indicated, voting power and investment power are exercised solely by the named person or shared with members of his household.

                                                                   COMMON STOCK
                                                                BENEFICIALLY OWNED
                                                                --------------------
                   NAME AND ADDRESS                             NUMBER    PERCENT(1)
                   ----------------                             ------    ----------
Stuart Rose(2)                                                3,520,852      25.0%
  2875 Needmore Road
  Dayton, Ohio 45414
Lawrence Tomchin(3) ........................................    798,135       6.1%
  2875 Needmore Road
  Dayton, Ohio 45414
Robert Davidoff(4) .........................................    260,157       2.1%
  135 East 57th Street, 27th Floor
  New York, New York 10022
Edward Kress(5) ............................................    147,321       1.2%
  1100 Courthouse Plaza S.W.
  Dayton, Ohio 45402
Lee Fisher(6) ..............................................     24,646       *
  Western Reserve Building
  1468 West 9th Street
  Cleveland, Ohio 44113
Alexander Schwartz, Jr.(7) .................................      1,928       *
  Post Office Box 424
  Tuxedo Park, New York 10987
Douglas Bruggeman(8) .......................................    157,965       1.3%
  2875 Needmore Road
  Dayton, Ohio 45414
All directors and executive officers as a group
  (7 persons)(9)............................................  4,911,004      32.5%
FMR Corp.(10)  .............................................  1,481,175      11.9%
  82 Devonshire Street
  Boston, Massachusetts 02109
Dimensional Fund Advisors Inc.(11) .........................  1,109,475       8.9%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

                                                  (table continued on next page)

(table continued from previous page)

                                                                   COMMON STOCK
                                                                BENEFICIALLY OWNED
                                                              ----------------------
                      NAME AND ADDRESS                         NUMBER     PERCENT(1)
                      ----------------                         ------     ----------
Vanguard Horizon Funds -- Vanguard Capital
  Opportunity Fund(12)......................................  1,125,000       9.0%
  Post Office Box 2600
  Valley Forge, Pennsylvania 19482
Investment Counselors of Maryland, LLC(13)..................    669,825       5.4%
  803 Cathedral Street
  Baltimore, Maryland 21201-5297

---------

 * One percent or less.

 (1) Percentages are calculated on the basis of the number of shares outstanding on April 22, 2002 plus the number of shares issuable upon the exercise of options held by the person or group which are exercisable within 60 days after April 22, 2002.

 (2) Includes (i) 459,939 shares held by the Stuart Rose Family Foundation, an Ohio nonprofit corporation of which Mr. Rose is the sole member, chief executive officer and one of three members of the board of trustees, the other two being members of his immediate family and (ii) 1,643,000 shares issuable upon the exercise of options.

 (3) Includes 1,254 shares held by Mr. Tomchin's wife and 678,752 shares issuable upon the exercise of options.

 (4) Includes 77,385 shares issuable upon the exercise of options.

 (5) Includes 20,160 shares held by Mr. Kress as co-trustee of two trusts with respect to which Mr. Kress has shared voting and investment power, 4,775 shares held by Mr. Kress as trustee of two trusts for the benefit of his children and 77,385 shares issuable upon the exercise of options.

 (6) Includes 24,646 shares issuable upon the exercise of options.

 (7) Includes 1,928 shares issuable upon the exercise of options.

 (8) Includes 154,215 shares issuable upon the exercise of options.

 (9) Includes 2,657,311 shares issuable upon the exercise of options.

(10) Based on a Schedule 13G filing dated February 14, 2002, adjusted to reflect a 3-for-2 stock split in February 2002. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of 1,481,175 shares of Common Stock of the Company as a result of acting as investment adviser to various registered investment companies. One investment company, Fidelity Low Priced Stock Fund, owns 1,481,175 shares. Edward C. Johnson 3d (Chairman of FMR Corp.), FMR Corp., through its control of Fidelity Management & Research Company, and the funds each has sole power to dispose of the 1,481,175 shares owned by the funds, while the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds resides with the funds' boards of trustees.

(11) Based on a Schedule 13G filing dated February 12, 2002, adjusted to reflect a 3-for-2 stock split in February 2002. Dimensional Fund Advisors Inc., a registered investment adviser, furnishes
                                              (footnotes continued on next page)

(footnotes continued from previous page) investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment adviser or manager, Dimensional Fund Advisors Inc. has sole power to vote and dispose of 1,109,475 shares owned by these funds. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such shares.

(12) Based on a Schedule 13G filed February 12, 2002, adjusted to reflect a 3-for-2 stock split in February 2002. Vanguard Capital Opportunity Fund, a registered investment company, has sole power to vote or direct the voting and shared power to dispose or direct the disposition of 1,125,000 shares. PRIMECAP Management Company, a registered investment adviser who provides investment management services for the Vanguard Capital Opportunity Fund, filed a Schedule 13G on May 10, 2001 showing it has sole power to dispose of 1,125,000 shares (adjusted to reflect 3-for-2 stock splits in August 2001 and February 2002). The Company believes these are the same 1,125,000 shares reported as beneficially owned by the Fund.

(13) Based on a Schedule 13G filed February 8, 2002, adjusted to reflect a 3-for-2 stock split in February 2002. All shares of Common Stock are owned by various investment advisory clients of Investment Counselors of Maryland, Inc., which is deemed to be a beneficial owner of those shares due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares. Investment Counselors of Maryland, Inc. has sole power to vote 395,325 shares, shared power to vote 274,500 shares and sole power to dispose of 669,825 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes of ownership of the Company's Common Stock with the Securities and Exchange Commission. The Company believes that during fiscal 2001 all filing requirements applicable to its directors and executive officers were met, except that Robert Davidoff, Edward Kress and Lee Fisher each filed a late Form 4 reporting their June 2000 nonemployee director stock options grants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Rex Radio and Television, Inc. leases 10,000 square feet for a store in a strip shopping center in Beavercreek, Ohio, from Stuart Rose/Beavercreek, Inc. under a lease dated December 12, 1994. The shareholders of Stuart
Rose/Beavercreek, Inc. are Stuart Rose and Lawrence Tomchin. Base rent is $82,500 per year.

    During fiscal 2001, the Company paid the law firm of Chernesky, Heyman & Kress P.L.L., of which Edward Kress is a partner, a total of $431,840 for legal services.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen LLP served as the Company's independent public accountants for the fiscal year ended January 31, 2002, and has served in that capacity since the Company's incorporation in 1984. It is anticipated that representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions from shareholders and to make a statement if they desire to do so.

    The Board of Directors of the Company annually appoints the independent public accountants for the Company after receiving the recommendations of its Audit Committee. No recommendation of the Audit Committee has been made concerning the appointment of independent public accountants for the fiscal year ending January 31, 2003.

AUDIT FEES

    Arthur Andersen LLP billed the Company $132,000 for professional services rendered for the audit of the Company's financial statements and reviews of financial statements included in the Company's Form 10-Qs for fiscal 2001.

ALL OTHER FEES

    Arthur Andersen LLP billed the Company $87,130 for all other services rendered in fiscal 2001. This amount includes audit related fees of $10,950 for audit of the financial statements of the Company's employee benefit plan and work in connection with Form S-8 registration statements, and $76,180 for tax return preparation and tax related services. None of these fees were for financial information systems design and implementation.

    The Audit Committee considered whether the provision of the other non-audit services described above is compatible with maintaining Arthur Andersen's independence.

                                 OTHER BUSINESS

SOLICITATION OF PROXIES

    The Company will bear the entire expense of this proxy solicitation. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxy solicitation materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers and other regular employees of the Company may solicit proxies by mail, in person or by telephone.

OTHER MATTERS

    The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned above. However, if other matters should properly come before the Annual Meeting or any adjournments thereof, the proxy holders will vote the proxies thereon in their discretion.

SHAREHOLDER PROPOSALS

    Proposals by shareholders intended to be presented at the Company's 2003 Annual Meeting of Shareholders must, in accordance with applicable regulations of the Securities and Exchange Commission, be received by the Secretary of the Company at 2875 Needmore Road, Dayton, Ohio 45414 on or before January 1, 2003 in order to be considered for inclusion in the Company's proxy materials for that meeting. Shareholder proposals intended to be submitted at the 2003 Annual Meeting outside the processes of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by the Company at its corporate offices on or before March 17, 2003. If the Company does not receive timely notice of such proposal, the proxy holders will vote on the proposal, if presented at the meeting, in their discretion.

                                          By Order of the Board of Directors

                                          EDWARD M. KRESS

                                          EDWARD M. KRESS
                                          Secretary
May 1, 2002
Dayton, Ohio

                                  APPENDIX 1


PROXY

                             REX STORES CORPORATION
                    Proxy for Annual Meeting of Shareholders
                                  June 3, 2002

        The undersigned hereby appoints Stuart Rose and Lawrence Tomchin and each of them proxies for the undersigned, with full power of substitution, to vote all the shares of Common Stock of REX STORES CORPORATION, a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Monday, June 3, 2002, at 2:00 p.m. and any adjournments thereof.

                (Continued, and to be signed, on the other side)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                             REX STORES CORPORATION

                                  June 3, 2002

                Please Detach and Mail in the Envelope Provided

A[X] Please mark your
     votes as in this
     example.

                                                                WITHHOLD
                                        FOR ALL                AUTHORITY
                                    nominees listed    to vote for all nominees
                                       at right             listed at right

1.       Election of Directors            [ ]                     [ ]



(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name at right.)


Nominees: Stuart Rose
          Lawrence Tomchin
          Robert Davidoff
          Edward Kress
          Lee Fisher
          Alexander Schwartz, Jr.

2. IN THEIR DISCRETION the proxies are authorized to vote upon such other business as may properly come before the Meeting.

This proxy is solicited on behalf of the Board of Directors and will be voted as directed herein. If no direction is given, this proxy shall be voted FOR Proposal 1.

(Signatures)_______________________________________  Dated:______________, 2002

NOTE: Shareholders should date this proxy and sign here exactly as the name(s) hereon. If stock is held jointly, both should sign this proxy. Executors, administrators, trustees, guardians, and others signing in a fiduciary capacity should indicate their full title in such capacity.